SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 April 20, 1998
                ------------------------------------------------
                Date of Report (date of earliest event reported)

                             THE ENCORE GROUP, INC.
             (Exact name of registrant as specified in its charter)


     Oregon                          0-4563                   93-0580867
------------------              ----------------             -------------------
(State or other                 (Commission File       `     (IRS Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)


                             THE ENCORE GROUP, INC.
                                  PO Box 69563
                               Portland, OR 97201
                                 (503) 221-4255
                ------------------------------------------------
                (Address including zip code and telephone number
                 including area code, of registrant's principal
                               executive offices)

Item 2.  Acquisition or Disposition of Assets.

On April 20, 1998, the Registrant's Board of Directors approved the acquisition of all of the capital stock of Parsons Industries, Inc. ("Parsons") of Ashland, Oregon in exchange for Registrant's common stock and options to purchase common stock. The acquisition is effective March 31, 1998. Parsons Industries, Inc. operates under the trade name Parsons Pine Products and manufactures wood components, such as louvers, that are sold to other producers. Parsons has annual sales volume of approximately $10,000,000. Registrant has not been operating since the beginning of 1997 pending settlement of various creditor claims. Settlement agreement has been reached and it is expected that settlement arrangements will be fully completed by June 1998.

Registrant's Board also approved a Quasi-Reorganization of the Company, subject to shareholders'approval. This Quasi-Reorganization primarily resulted in a restatement of the shareholders' equity section of the balance sheet by eliminating the deficit previously shown. An unaudited pro forma balance sheet of Registrant as of March 31, 1998, showing the effect of the settlement, the reorganization, and the Parsons acquisition is included with this form 8-K.

Item 7.  Financial Statements and Exhibits

     Exhibits

      19.1   Report to Security Holders - Unaudited Interim Financial Statement.


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   THE ENCORE GROUP, INC.


                                                   /S/Fred J. Kupel
Date:    April 23, 1998                            -----------------------------
     ----------------------                        Fred J.Kupel
                                                   Vice President-Finance and
                                                   Chief Financial Officer


















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
                                INDEX TO EXHIBITS


The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit     Description
-------     -----------

19.1        Report to Security Holders - Unaudited Interim Financial Statement.































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